Exhibit 99.2

GULF TANKS HOLDINGS, INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Financial Statements

As of September 30, 2014, and December 31, 2013,

and

For the Nine Months Ended September 30, 2014 and September 30, 2013

and the Notes Thereto

GULF TANKS HOLDINGS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands)

	September 30, 2014	December 31, 2013
	(unaudited)	(audited)
Assets
Cash	$1,638	$2,327
Trade accounts receivable, net of allowance for doubtful accounts	25,013	19,944
Inventory	686	749
Prepaid assets and other assets	1,357	763
Rental equipment and vehicles, net of accumulated depreciation	103,209	108,530
Property and equipment, net of accumulated depreciation	2,624	2,957
Intangible assets, net of accumulated amortization	30,895	37,690
Goodwill	117,215	113,324
Deferred financing costs, net of accmulated amortization	6,942	8,451

Total assets	$289,579	$294,735

Liabilities and Stockholders’ Equity

Accounts payable	$9,583	$7,388
Accrued liabilities	3,610	3,840
Obligations under capital leases	1,171	782
Long-term debt	235,264	235,095
Deferred income taxes	16,271	14,893

Total liabilities	265,899	261,998

Stockholders’ equity:
Common stocks	6	6
Additional paid-in capital	69,312	69,312
Accumulated deficit	(45,638)	(36,581)

Total stockholders’ equity	23,680	32,737

Total liabilities and stockholders’ equity	$289,579	$294,735

See accompanying notes to condensed consolidated financial statements

GULF TANKS HOLDINGS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2014	2013
Revenues:
Rental revenues	$52,731	$46,951
Service revenues	23,631	17,941
Sales revenues	3,877	2,180

Total revenues	80,239	67,072

Cost of revenues
Cost of rental revenues	16,107	13,831
Cost of service revenues	19,812	15,760
Rental equipment and vehicle depreciation	18,437	15,703
Cost of sales revenues	2,844	1,635

Total cost of revenues	57,200	46,929

Gross profit	23,039	20,143

Selling, general and administrative expenses	12,283	11,005
Property and equipment depreciation	999	811
Amortization of intangible assets	2,904	2,357
Gain on sale of assets	(1,934)	(1,000)

Operating earnings	8,787	6,970

Interest expense, net	(16,380)	(14,409)

Loss before income taxes	(7,593)	(7,439)
Income tax expense (benefit)	1,464	(4,250)

Net loss	$(9,057)	$(3,189)

See accompanying notes to condensed consolidated financial statements

GULF TANKS HOLDINGS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2014	2013
Cash Flows from Operating Activities:
Net loss	$(9,057)	$(3,189)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	22,339	18,871
Amortization of deferred financing costs	1,509	1,232
Gain on sale of assets	(1,934)	(1,000)
Deferred income taxes	1,378	(4,430)
Bad debt expense	60	24
Changes in operating assets and liabilities:
Trade accounts receivable	(5,129)	2,091
Inventories	63	73
Prepaid expenses and other assets	(594)	(291)
Trade accounts payable	(1,117)	351
Accrued expenses and other liabilities	(216)	672

Net cash provided by operating activities	7,302	14,404

Cash Flows from Investing Activities:
Purchases of rental equipment and vehicles	(10,304)	(11,271)
Proceeds from sale of rental equipment and vehicles	2,409	1,415
Purchases of property and equipment	(33)	(791)
Proceeds from sale of property and equipment	14	4
Acquisition, net of cash acquired	—	(28,803)

Net cash used in investing activities	(7,914)	(39,446)

Cash Flows from Financing Activities:
Borrowings under revolving credit facility, net	8,000	7,000
Payment of deferred financing costs	—	(909)
Proceeds from term loan debt	—	25,000
Payment of term loan debt	(7,831)	(6,500)
Principal payments on capital lease obligations	(246)	(883)

Net cash (used in) provided by financing activities	(77)	23,708

Net change in cash	(689)	(1,334)
Cash at beginning of period	2,327	1,835

Cash at end of period	$1,638	$501

Supplemental schedules of noncash investing and financing activities:
Capital expenditures accrued in accounts payable	$5,522	$1,460
Equipment acquired through capital lease obligations	635	—

See accompanying notes to condensed consolidated financial statements

GULF TANKS HOLDINGS, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements as of September 30, 2014, and December 31, 2013,

and for the nine months ended September 30, 2014 and September 30, 2013

(In thousands)

(Unaudited)

(1)	Organization and Basis of Presentation

Gulf Tanks Holdings, Inc., a company formed by investment funds affiliated with Odyssey Investment Partners LLC (Odyssey), a private equity fund, is principally a holding company organized under the laws of Delaware, conducting its operations through its wholly owned subsidiary Evergreen Tank Solutions, Inc. (Evergreen) and Evergreen’s wholly owned subsidiary Water Movers, Inc. (Water Movers). Gulf Tanks Holdings, Inc., Evergreen Tank Solutions, Inc., and Water Movers, Inc. are collectively referred to herein as “the Company”. The Company rents temporary-use liquid and solid storage containers, pumps and related equipment to primarily chemical, refinery, oil and natural gas drilling, and environmental service customers. In addition to equipment rental, the Company provides customers with support in selecting the proper equipment, configuring and setting up containers, pumps, delivery, transportation, and other related services. The Company also sells used equipment from its rental fleet and complementary parts and supplies. The Company operates from locations in thirteen states with a concentration of activity in the Gulf Coast region.

The consolidated financial statements have been prepared by consolidating the financial information and results for Gulf Tanks Holdings, Inc. and its wholly owned subsidiaries. All significant intercompany transactions and balances have been eliminated.

Evergreen commenced operations on April 6, 2007, when it acquired the assets and assumed certain liabilities of the tank business of NES Rentals Holdings, Inc. Evergreen acquired Water Movers, Inc. on June 6, 2013, acquiring all assets and liabilities of the company. Water Movers then acquired the rental division of Cogent, Inc. on December 16, 2013, acquiring the rental assets and assuming the related liabilities.

(2)	Rental Equipment and Vehicles

Rental equipment and vehicles are recorded at cost at the date of purchase. Depreciation of rental equipment is computed using the straight-line method over estimated useful lives of 7 – 15 years. Depreciation of vehicles is computed using the straight-line method over estimated useful lives of 5 years. Accumulated depreciation on rental equipment and vehicles was $105,284 and $90,402 at September 30, 2014 and December 31, 2013, respectively.

(3)	Property and Equipment

Property and equipment, net of accumulated depreciation, consist of the following:

	September 30, 2014	December 31, 2013
Machinery and equipment	$2,212	$2,104
Computers, furniture and fixtures	2,702	2,390
Leasehold improvements	3,659	3,483

	8,573	7,977
Accumulated depreciation	(5,949)	(5,020)

	$2,624	$2,957

GULF TANKS HOLDINGS, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements as of September 30, 2014, and December 31, 2013,

and for the nine months ended September 30, 2014 and September 30, 2013 (continued)

(In thousands)

(Unaduited)

(4)	Intangible Assets

(a)	Acquired Intangible Assets

	September 30, 2014
	Weighted average amortization period	Gross carrying amount	Accumulated amortization	Net carrying amount
Amortizing intangible assets:
Customer relationships	15 Yrs	$53,702	$(22,929)	$30,773
Noncompete agreements	5 Yrs	156	(34)	122

Total		$53,858	$(22,963)	$30,895

	December 31, 2013
	Weighted average amortization period	Gross carrying amount	Accumulated amortization	Net carrying amount
Amortizing intangible assets:
Customer relationships	15 Yrs	$57,587	$(20,049)	$37,538
Noncompete agreements	5 Yrs	162	(10)	152

Total		$57,749	$(20,059)	$37,690

Customer relationships are amortized on a straight-line basis over 15 years and the non-compete intangible is amortized on a straight-line basis over 5 years. Amortization expense was $2,904 and $2,357 for the nine months ended September 30, 2014 and 2013, respectively.

(5)	Long-Term Debt

Long-term debt at September 30, 2014 and December 31, 2013 consists of the following:

	September 30, 2014	December 31, 2013
Borrowings under revolving credit agreement, LIBOR interest plus 1.75%, principal due September 2017	$44,705	$36,705
Term loan debt, maturing September 2018, interest at LIBOR plus 8.00%, payable in quarterly installments of $2,610 through June 2018	190,559	198,390

	$235,264	$235,095

GULF TANKS HOLDINGS, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements as of September 30, 2014, and December 31, 2013,

and for the nine months ended September 30, 2014 and September 30, 2013 (continued)

(In thousands)

(Unaduited)

(5)	Long-Term Debt (continued)

In September 2012, the Company entered into a revolving credit agreement (the Revolving Credit Agreement) and a term loan credit agreement (the Term Loan Credit Agreement) with a syndicate of banks. Proceeds from the new credit agreements were used to refinance the prior revolving credit facility, second lien term debt and senior subordinated debentures.

The Revolving Credit Agreement permits the Company to borrow through September 2017 up to $65 million, bearing interest at LIBOR plus 1.75%, payable on a monthly basis. The Company must pay an annual commitment fee of 0.500% on the unused portion of the commitment. At September 30, 2014, the Company had $20,295 available under this facility.

(6)	Commitments and Contingencies

(a)	Legal Proceedings

The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the financial position, results of operations, or liquidity of the Company.

(b)	Environmental Matters

The facilities of the Company are subject to federal, state, and local environmental requirements relating to discharges to air, water, and land; the handling and disposal of solid and hazardous waste; and the cleanup of properties affected by hazardous substances. Based on management’s environmental review initiatives, the Company believes that its facilities are in substantial compliance with environmental requirements and that the Company has no material liabilities arising under environmental requirements. However, some risk of environmental liability is inherent in the nature of the operations of the Company, and in the future, the Company may incur material costs to meet current or more stringent compliance, cleanup, or other obligations under environmental laws. Management does not expect that compliance with environmental laws will have a material adverse effect on the financial position, results of operations, or liquidity of the Company.

(7)	Related-Party Transactions

The Company entered into a management services agreement with Odyssey, whereby Odyssey provides assistance to the company with various potential acquisitions and financings in exchange for the payment of a fee and reimbursement of Odyssey’s out-of-pocket expenses. During each of the nine months ended September 30, 2014 and 2013, the Company paid Odyssey $29, under the terms of this arrangement. The expense was recorded as professional fees in selling, general, and administrative expenses in the consolidated statements of operations.

GULF TANKS HOLDINGS, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements as of September 30, 2014, and December 31, 2013,

and for the nine months ended September 30, 2014 and September 30, 2013 (continued)

(In thousands)

(Unaduited)

(8)	Income Taxes

Income tax expense (benefit) attributable to income from continuing operations was $1,464 and ($4,250) for the nine months ended September 30, 2014 and 2013, respectively, and differed from the amounts computed by applying the U.S. federal income tax rate of 35% to pretax income from continuing operations as a result of changes in the valuation allowance and state income taxes recorded during the nine month periods ended September 30, 2014 and 2013. Additionally, during the nine months ended September 30, 2013, the Company recorded a tax benefit of approximately $5,705 because of the deferred tax liabilities recognized on the Water Movers acquisition and related reduction in the valuation allowance.

(9)	Subsequent Events

On December 10, 2014, Mobile Mini, Inc. acquired all of the outstanding equity interests of Gulf Tanks Holdings, Inc. for approximately $401 million, pursuant to the terms of a Stock Purchase Agreement entered into with the stockholders of GTH on November 13, 2014.

Mobile Mini, GTH and GTH’s stockholders have each made customary representations, warranties and covenants in the Stock Purchase Agreement. The parties have also agreed to provide customary indemnities, and Mobile Mini will pay a portion of the purchase price into escrow to secure the indemnification obligations of GTH’s stockholders, which are subject to customary limitations. Merger costs in the accompanying condensed consolidated statement of operations for the nine months ended September 30, 2014 were $81.